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                                                       [LOGO OF ARTHUR ANDERSEN]

                                                                    Exhibit 23-1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pac-West Telecomm, Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 for the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan in Registration Statement File No. 333-93053.

                                       /s/ Arthur Andersen LLP

San Francisco, California
March 27, 2000